Exhibit 14(b)








           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Registration Statement on Form N-14 of MTB Group of Funds and to the use of our report dated December 2, 2005 on the financial statements and financial highlights of FBR Maryland Tax-Free Portfolio and FBR Virginia Tax-Free Portfolio, each a series of shares of The FBR Funds. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information of this Registration Statement.




                                    /s/   TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 30, 2005